EXHIBIT 10.25

eWellness Healthcare Corporation
2018 Employee Incentive Plan

SECTION 1. INTRODUCTION

1.1 Establishment. Effective as provided in Section 17, eWellness Healthcare Corporation, a Nevada corporation (the “Company”), hereby establishes this plan of stock-based compensation for selected Eligible Participants of the Company. This Plan shall be known as the EWLL 2018 Employee Incentive Plan (the “Plan”).

1.2 Purpose. The purpose of this Plan is to promote the best interest of the Company, and its stockholders by providing a means of non-cash remuneration to selected Eligible Participants.

SECTION 2. DEFINITIONS

The following definitions shall be applicable to the terms used in this Plan:

2.1 “Affiliated Corporation” means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

2.2 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.3 “Committee” means a committee designated by the Board of Directors to administer this Plan or, if no committee is so designated, the Board of Directors. Any Committee member who is also an Eligible Participant may receive an Option or Stock Award only if he abstains from voting in favor of a grant to himself, and the grant is determined and approved by the remaining Committee members. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee.

2.4 “Common Stock” means the Company’s $0.001 par value common stock.

2.5 “Company” means eWellness Healthcare Corporation, a Nevada corporation.

2.6 “Effective Date” means the effective date of this Plan, as set forth in Section 17 hereof.

2.7 “Eligible Participant” or “Optionee” means any employee, director, officer, consultant, or advisor of the Company, or such other persons who provided bona fide services to the Company, each of whom is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive an Option or Stock Award hereunder.

2.8 “Incentive Award Shares” means restricted shares of Common Stock awarded to Eligible Participants at terms and conditions determined by the Board of Directors

2.9 “Option” and “Option Shares” mean the grant to an Eligible Participant of a right to acquire shares of Common Stock and the Option Shares subject to the grant.

2.10 “Plan” means this eWellness Healthcare Corporation 2018 Employee Incentive Plan dated effective January 1, 2018.

2.11 “Securities Act” or the “Act” shall mean the Securities Act of 1933, as amended.

2.12 “Stock Award” means the grant to an Eligible Participant of shares of Common Stock issuable directly under this Plan as Incentive Award Shares, rather than upon exercise of an Option.

Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3. ADOPTION AND ADMINISTRATION OF THIS PLAN

Upon adoption by the Company’s Board of Directors, this Plan became effective as of January 1, 2018. In the absence of contrary action by the Board of Directors, and except for action taken by any duly authorized Committee of the Board of Directors pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

SECTION 4. ELIGIBILITY AND AWARDS

The Board of Directors or Committee, as the case may be, shall determine at any time and from time to time after the effective date of this Plan: (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to an Option or an incentive award of restricted shares of Common Stock (“Incentive Award Shares”), at the discretion of the Board of Directors; (iii) the price per share at which each Option may be exercised, in cash, on a “cashless” basis (as defined in Section 7.3 below) or cancellation of fees for services for which the Company is liable, if applicable, or the value per share if a direct issue of stock pursuant to a Stock Award; and (iv) the terms on which each Option may be granted. Such determination, as may from time to time be amended or altered at the sole discretion of the Committee. Notwithstanding the provisions of Section 3 hereof, no such determination by the Committee shall be final, conclusive and binding upon the Company unless and until the Board of Directors has approved the same; provided, however, that if the Committee is composed of a majority of the persons then comprising the Board of Directors of the Company, such approval by the Board of Directors shall not be necessary.

SECTION 5. GRANT OF OPTION OR STOCK AWARD

Subject to the terms and provisions of this Plan, the terms and conditions under which an Option or Stock Award may be granted to an Eligible Participant shall be set forth in a written agreement (i.e., a Consulting Agreement, Services Agreement, Fee Agreement, or Employment Agreement) or, if an Option, a written Grant of Option. (The form shall be determined by the Committee, in its sole discretion, or may be determined by the Board of Directors)

SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan shall be thirty million (30,000,000) shares of Common Stock also known as Option Shares. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of this Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 7. PURCHASE OF SHARES OF COMMON STOCK

7.1 As soon as practicable after the determination by the Committee and approval by the Board of Directors (if necessary, pursuant to Section 4 hereof) of the Eligible Participants and the number of shares an Eligible Participant may be issued directly as a Stock Award or eligible to purchase pursuant to an Option, the Committee shall give written notice thereof to each Eligible Participant, which notice may be accompanied by the Grant of Option, if appropriate, to be executed by such Eligible Participant.

7.2 The negotiated cost basis of stock issued directly as a Stock Award or the exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price as a Stock Award or the Option exercise price per share of Common Stock, the Committee shall take into consideration, among other factors, the restrictions set forth in Section 11 hereof.

7.3 Cashless Exercise:

Notwithstanding anything contained herein to the contrary, the Optionee may, in his/her sole discretion, exercise this Option, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price for such Option Shares, elect instead to receive upon such exercise the “Net Number” of Option Shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

X = Y (A - B)

   A

with:

X =	the number of Option Shares to be issued to the Optionee

Y =	the number of Option Shares with respect to which the Option is being exercised

A =	the fair value per share of Common Stock on the date of exercise of this Option

B =	the then-current Exercise Price of the Option

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean (A) the average of the closing sales price on the Trading Market for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated by the Securities and Exchange Commission (“SEC”) under the Act, it is intended, understood and acknowledged that the Option Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Optionee, and the holder period for such Option Shares shall be deemed to have commenced on the date the Option was originally granted.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

The Board of Directors or Committee, as the case may be, shall determine the terms and conditions of each Option granted to Eligible Participants, which terms shall be set forth in writing. The terms and conditions so set by the Board or Committee may vary from one Eligible Participant to another. In the event that the Board or Committee approves an Option permitting deferred payments, the Eligible Participant’s obligation to pay for such Common Stock may be evidenced by a promissory note executed by such Eligible Participant and containing such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine.

SECTION 9. DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE OF OPTION

The Company shall deliver to each Eligible Participant such number of shares of Common Stock as such Eligible Participant is entitled to receive pursuant to a Stock Award or elects to purchase upon exercise of the Option. Such shares, which shall be fully paid and non-assessable upon the issuance thereof (unless a portion or all of the purchase price shall be paid on a deferred basis) shall be represented by a certificate or certificates registered in the name of the Eligible Participant and stamped with an appropriate legend referring to the restrictions thereon, if any. Subject to the terms and provisions of the Delaware General Corporation Law and the written agreement to which he is a party, an Eligible Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto (except to the extent such Eligible Participant defaults under a promissory note, if any, evidencing the deferred purchase price for such shares), provided that such shares shall be subject to the restrictions hereinafter set forth. In the event of a merger or consolidation to which the Company is a party, or of any other acquisition of a majority of the issued and outstanding shares of Common Stock of the Company involving an exchange or a substitution of stock of an acquiring corporation for Common Stock of the Company, or of any transfer of all or substantially all of the assets of the Company in exchange for stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in Section 11 shall be made solely by the acquiring corporation.

SECTION 10. RIGHTS OF OFFICERS, DIRECTORS, KEY EMPLOYEES AND OTHER ELIGIBLE PARTICIPANTS

10.1 Employment. Nothing contained in this Plan or in any Option or Stock Award granted under this Plan shall confer upon any Eligible Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Eligible Participant from the rate in existence at the time of the grant of an Option or Stock Award. The Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment at the time.

10.2 Non-transferability. No right or interest of any Eligible Participant in an Option or Stock Award shall be assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Board of Directors may, in its sole discretion, permit transfers to family members if and to the extent such transfers are permissible under applicable securities laws. In the event of an Eligible Participant’s death, an Eligible Participant’s rights and interest in an Option or Stock Award shall be transferable by testamentary will or the laws of descent and distribution, and delivery of any shares of Common Stock due under this Plan shall be made to, and exercise of any Options may be made by, the Eligible Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to this Plan is unable to care for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

SECTION 11. GENERAL RESTRICTIONS

11.1 Representations. Eligible Participant to whom an Option or Stock Award is granted, represents to the Company and agrees, that as a condition of exercising such Option, or receiving such Stock Award, to give assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Option or Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, other than pursuant to an effective registration statement under the Securities Act, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval of or a favorable ruling from any governmental agency that the Company determines to be necessary or advisable.

11.2 Restrictions on Transfer of Common Stock. The shares of Common Stock issuable directly as a Stock Award or upon exercise of an Option may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or pursuant to an exemption from registration, the availability of which is to be established to the satisfaction of the Company, and any certificates representing shares of Common Stock will bear a legend to that effect. However, the Company may, in the sole discretion of the Board of Directors, register with the Securities and Exchange Commission some or all of the shares of Common Stock reserved for issuance under this Plan. Special resale restrictions may, however, continue to apply to officers, directors, control shareholders and affiliates of the Company and such persons will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

11.3 Compliance with Securities Laws. Each Option or Stock Award shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Option or Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option or Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.4 Changes in Accounting Rules. Notwithstanding any other provision of this Plan to the contrary, if, during the term of this Plan, any changes in the financial or tax accounting rules applicable to Options or Stock Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel any then outstanding and unexercised Options.

SECTION 12. COMPLIANCE WITH TAX REQUIREMENTS

Each Eligible Participant shall be liable for payment of all applicable federal, state and local income taxes incurred as a result of the receipt of a Stock Award or an Option, the exercise of an Option, and the sale of any shares of Common Stock received pursuant to a Stock Award or upon exercise of an Option. The Company may be required, pursuant to applicable tax regulations, to withhold taxes for an Eligible Participant, in which case the Company’s obligations to deliver shares of Common Stock upon the exercise of any Option granted under this Plan or pursuant to any Stock Award, shall be subject to the Eligible Participant’s satisfaction of all applicable federal, state and local income and other income tax withholding requirements.

SECTION 13. PLAN BINDING UPON ASSIGNS OR TRANSFEREES

In the event that, at any time or from time to time, any Option or Stock Award is assigned or transferred to any party (other than the Company) pursuant to the provisions of Section 10.2 hereof, such party shall take such Option or Stock Award pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such interest, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION 14. COSTS AND EXPENSES

All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company.

SECTION 15. CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

Appropriate adjustments shall be made to the number of shares of Common Stock issuable pursuant to an incomplete or pending Stock Award that has not yet been delivered or upon exercise of any Options and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) a reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

SECTION 16. PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board, upon recommendation of the Committee, if any, or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify this Plan, including:

(a) Increase the total amount of Common Stock that may be awarded under this Plan, except as provided in Section 15 of this Plan;

(b) Change the classes of persons from which Eligible Participants may be selected or materially modify the requirements as to eligibility for participation in this Plan;

(c) Increase the benefits accruing to Eligible Participants;

(d) Modify or otherwise adjust the Exercise Price of any Options granted under the Plan; or

(e) Extend the duration of this Plan.

Any Option or other Stock Award granted to a Eligible Participant prior to the date this Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Eligible Participant; provided, however, that this sentence shall not impair the right of the Board or Committee to take whatever action it deems appropriate under Section 11 or Section 15. The termination or any modification or amendment of this Plan shall not, without the consent of a Eligible Participant, affect his rights under an Option or other Stock Award previously granted to him/her.

SECTION 17. EFFECTIVE DATE OF THIS PLAN

17.1 Effective Date. This Plan is effective as of January 1, 2018, by action of the Board of Directors of the Company.

17.2 Duration of this Plan. This Plan shall terminate at midnight on December 31, 2023, which is the day before the fifth anniversary of the Effective Date, and may be extended thereafter or terminated prior thereto by action of the Board of Directors; and no Option or Stock Award shall be granted after such termination. Options and Stock Awards outstanding at the time of this Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

SECTION 18. BURDEN AND BENEFIT

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Eligible Participant, his executives or administrators, heirs, and personal and legal representatives.

Board of Directors of eWellness Healthcare Corporation

By:	/s/: Darwin Fogt
Chief Executive Officer

Dated: January 1, 2018